                              400 EMERSON STREET
                                   PALO ALTO

                           COMMERCIAL LEASE SUMMARY
                           ------------------------

The information contained in this "Commercial Lease Summary" is incorporated into the terms of the attached "Commercial" Lease.

     I.    LANDLORD: 400 Emerson Associates, a California Limited Partnership

     II.   TENANT:   Cupertino National Bank & Trust, a California corporation

     III.  PREMISES: 400 Emerson Street, Palo Alto, California: the entire first and second floors of the Building, including common area consisting of approximately 6,000 square feet, with the actual square footage to be confirmed pursuant to Paragraph 1.1.

     IV.   TERM:

           Lease Term:  One Hundred Forty-Four months

           Lease Commencement: The Lease Term shall commence in accordance with Paragraph 2.1. It is anticipated that the Commencement Date will be January 1, 1996.

           The actual Commencement Date is agreed to be __________________. The Expiration Date shall be _______________________________, which is the last day of the month in which the twelfth (12th) anniversary of the Commencement Date occurs.

           Landlord's Initials ____  Tenant's Initials ____ (See Paragraph 2.1)

     V. THIRD FLOOR EXPANSION. Tenant shall attempt to obtain approvals from the City of Palo Alto to convert the third floor of the Building from residential use to office use for the benefit of Tenant in accordance with Paragraph 1.6

     VI.   OPTION TO EXTEND:  Two 5-year options.  See Exhibits D-1 and D-2.

     VIII. BASE RENT AND REIMBURSEMENTS.

           Base Rent: Monthly Base Rent is initially Two and 75/100 Dollars ($2.75) per rentable square foot of the Premises. Based on the assumption that the Premises contain 6,000 rentable square feet, the initial Monthly Base Rent is Sixteen Thousand Five Hundred Dollars ($16,500).

           Rental Adjustment Schedule: Increases in Monthly Base Rent shall occur every two years, and will be based on a consumer price index but shall be not less than four percent (4%) over the two year period and not greater than ten percent (10%) over the two year period, in accordance with Paragraph 3.1.

           Security Deposit:  Sixteen Thousand Five Hundred Dollars ($16,500).

           Reimbursements: Tenant shall reimburse Landlord for Tenant's Allocable Share of Operating Expenses, Taxes and Insurance pursuant to Paragraph 3.2.(a).


Landlord's Initials ____                                  Tenant's Initials ____

           Tenant's Allocable Share: Tenant's Allocable Share shall be computed in the manner specified in Paragraph 3.2(d). Based on the assumption that the first and second floors of the Building contain an aggregate of 6,000 rentable square feet and the third floor of the Building contains 2,250 rentable square feet, then for so long as the Premises do not include the third floor, Tenant's Allocable Share shall be equal to seventy-two and 73/100 percent (72.73%). Tenant's Allocable Share shall be computed based on the measurements of the Building taken pursuant to Paragraph 1.1.


     IX. EXECUTION: The Landlord and Tenant agree to the provisions of the Commercial Lease, including the attached Exhibits.

                    Landlord:  400 Emerson Associates,
                               a California Limited Partnership

                               By:
                                   -----------------------------------------
                                   Edward D. Storm
                               Its: General Partner

                    Date:      July      , 1995
                                    -----

                    Tenant: Cupertino National Bank & Trust, a California corporation

                               By:
                                   -----------------------------------------
                                   Steven C. Smith
                               Its: Chief Financial Officer

                    Date:      July     , 1995
                                   -----











Landlord's Initials ____                                  Tenant's Initials ____

                               TABLE OF CONTENTS
                               -----------------
                                                                  Page
                                                                  ----
1.   Premises.....................................................  1
     1.1   Description of Premises................................  1
     1.2   Landlord's Shell Improvements and Tenant Improvements..  1
     1.3   Condition of Premises and Completion of Punch List.....  2
     1.4   Surrender of Premises..................................  3
     1.5   Parking................................................  3
     1.6   Third Floor Expansion..................................  3
     1.7   Automated Teller Machine...............................  4

2.   Term.........................................................  5
     2.1   Commencement...........................................  5
     2.2   Postponement...........................................  5
     2.3   Option to Extend.......................................  6
     2.4   Conditions Precedent; Banking Approvals................  6

3.   Rent.........................................................  6
     3.1   Payment of Rent........................................  6
     3.2   Expense Reimbursements.................................  7
     3.3   Late Payment Charge; Interest..........................  8
     3.4   Security Deposit.......................................  9

4.   Uses.........................................................  9
     4.1   Use of the Premises....................................  9
     4.2   No Exterior Uses....................................... 10
     4.3   Hazardous Materials.................................... 10

5.   Alterations and Additions.................................... 11

6.   Maintenance and Repair....................................... 11
     6.1   Tenant's Obligations................................... 11
     6.2   Landlord's Obligations................................. 12
     6.3   Tenant's Obligation to Reimburse....................... 12

7.   Taxes........................................................ 13
     7.1   Tenant's Personal Property Taxes....................... 13
     7.2   Tenant's Obligation to Pay Real Property Taxes......... 13
     7.3   Definition............................................. 13
     7.4   Supplemental Assessments............................... 14

8.   Utilities and Services....................................... 14

9.   Indemnity.................................................... 14

10.  Waiver of Claims............................................. 15

11.  Insurance.................................................... 15
     11.1  Tenant's Liability Insurance........................... 15
     11.2  Tenant's Property Insurance............................ 15
     11.3  Landlord's Liability Insurance......................... 16


Landlord's Initials ____                       Tenant's Initials ____

     11.4  Landlord's Property Insurance.......................... 16
     11.5  Insurance Premiums and Deductibles are "Operating
            Expenses"............................................. 16
     11.6  Waiver of Subrogation.................................. 16
     11.7  Insurance Policies..................................... 17

12.  Damage....................................................... 17
     12.1  Tenant's Property...................................... 18
     12.2  Waiver................................................. 18

13.  Condemnation................................................. 18

14.  Advertisements and Signs..................................... 18

15.  Entry by Landlord............................................ 18

16.  Assignment and Subletting.................................... 19
     16.1  Landlord's Consent Required............................ 19
     16.2  Documentation.......................................... 19
     16.3  Terms and Conditions................................... 20
     16.4  Landlord's Remedies.................................... 20

17.  Default...................................................... 20
     17.1  Event of Default....................................... 20
     17.2  Remedies............................................... 21
     17.3  No Relief From Forfeiture After Default................ 21
     17.4  Landlord's Right to Perform Tenant's Obligations....... 22
     17.5  Remedies Not Exclusive................................. 22
     17.6  Termination, Surrender and Abandonment................. 22
     17.7  Landlord's Default..................................... 22

18.  Effect of Conveyance......................................... 23

19.  Instruments Required by Lender............................... 23

20.  Estoppel Certificates........................................ 23

21.  Subordination, Attornment and Quiet Enjoyment................ 23

22.  Notices...................................................... 24

23.  No Accord and Satisfaction................................... 24

24.  Attorneys' Fees.............................................. 24

25.  Holding Over................................................. 25

26.  Landlord Liability........................................... 25

27.  Abatement of Rent Due to Interference With Use............... 25

28.  Right of First Refusal to Purchase........................... 26

29.  General Provisions........................................... 26


Landlord's Initials ____                       Tenant's Initials ____

     29.1   Entire Agreement...................................... 26
     29.2   Timeliness............................................ 27
     29.3   Consent............................................... 27
     29.4   Captions.............................................. 27
     29.5   California Law........................................ 27
     29.6   Partial Invalidity.................................... 27
     29.7   No Warranties......................................... 27
     29.8   Joint and Several Liability........................... 27
     29.9   Binding on Successors................................. 27
     29.10  Authority............................................. 27
     29.11  No Light, Air or View Easement........................ 27
     29.12  Brokers............................................... 27
     29.13  Force Majeure......................................... 27

Exhibits

A    Premises
B    Shell Improvements
C    Tenant Improvements
D-1  Option to Extend Term
D-2  Rent for Extended Term
E    Third Floor Premises





Landlord's Initials ____                       Tenant's Initials ____

                               COMMERCIAL LEASE
                              400 EMERSON STREET
                                   PALO ALTO

     This Lease is made and entered into for reference purposes only as of July 1, 1995 by and between "Landlord" and "Tenant" as these terms are defined in the "Commercial Lease Summary", which Commercial Lease Summary constitutes and is numbered as page 1 of this Lease.

     1.   Premises

          1.1 Description of Premises. Landlord leases the "Premises" (as hereinafter defined) to Tenant for Tenant's exclusive use, and Tenant leases the Premises from Landlord for the term, at the rental, and upon all of the conditions set forth herein and in the Lease Summary. The Premises consist of the entire first and second floors of the building (the "Building") located at 400 Emerson Street, Palo Alto, California as shown on the plan attached as Exhibit A. The Premises, the Building and the land on which the Building and the Premises are located are referred to collectively as the "Property". Where the Premises extend to an exterior perimeter wall, the rentable square footage of the Premises shall be measured from the outside face of such exterior perimeter walls, including all recessed entries, windows and alcoves (but excluding the entire alcove at the rear of the Building other than that portion that is directly in front of--i.e., the same width as--the rear door); otherwise the rentable square footage of the Premises shall be measured from the center point of interior walls. The rentable square footage of the Premises also shall include 125 square feet of the elevator lobby at the rear of the Building. Within thirty (30) days following mutual execution of this Lease, Landlord's architect shall certify the actual rentable area of the Premises and the third floor of the Building based on construction drawing completed by DES Architects
dated                     . If the architect's certified measurement indicates
that the actual rentable area of the Premises and/or the third floor of the Building is different from 6,000 square feet and 2,850 square feet, respectively, then the Monthly Base Rent, Additional Rent, and/or Tenant's Allocable Share shall be adjusted accordingly.

          1.2 Landlord's Shell Improvements and Tenant Improvements. Landlord shall provide the Premises to Tenant improved in the manner described in Exhibit B (the "Shell Improvements") with respect to the Building shell. Landlord shall also construct the tenant improvements, in accordance with Exhibit C (the "Tenant Improvements") subject to the "Tenant Improvement Allowance" provided in Exhibit C. Landlord represents and warrants that the Shell Improvements and Tenant Improvements (collectively, the "Improvements") will be constructed in a good, workmanlike manner and in compliance with all applicable laws, codes and regulations. Landlord also represents and warrants that on the "Commencement Date" (as defined in Paragraph 2.1 below) the Property shall be in compliance with all applicable laws, codes and regulations. Landlord further warrants that all elements of the Improvements shall be free from defects and Landlord shall be responsible for repair and maintenance of all such elements of the Improvements during the first six (6) months of the Lease Term. Tenant shall promptly notify Landlord in writing of any defect in construction of the Building Shell and the Tenant Improvements discovered during the Lease Term, and promptly thereafter Landlord shall commence to cure such defect and complete such cure with diligence at Landlord's sole cost; provided, however, Landlord shall have no obligation to cure any patent defects in the construction of the Building Shell and/or the Tenant Improvements unless Tenant provides Landlord with written notice of any such patent defects within six (6) months following the Commencement Date. The parties hereto acknowledge that it is their intention that Tenant have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the roof membrane, building systems, and the Tenant Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective construction or operation of equipment so that Tenant receives the benefit of any such warranties. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any such cooperation by Landlord, which reimbursement shall be made by Tenant to Landlord within thirty (30) days following Landlord's written demand therefor.

Landlord's Initials ____                                  Tenant's Initials ____

          1.3 Condition of Premises and Completion of Punch List. Within fifteen (15) days after the Commencement Date, Tenant and Landlord shall conduct a walk-through inspection of the Premises and shall prepare a punchlist of Improvement items needing repair, correction or additional work. The punchlist shall not include any damage to the Premises caused by Tenant's move-in, which damage shall be repaired by Tenant at its expense. If no punchlist is prepared within fifteen (15) days after the Commencement Date as a result of Tenant's failure to participate or cooperate in such effort, there shall be deemed to be no Improvement items needing repair, correction or additional work except for the Landlord's warranties under Paragraph 1.2. Landlord shall complete all agreed punchlist items within fifteen (15) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve or disapprove such corrected or completed items in writing to Landlord. If Tenant fails to disapprove such items by written notice thereof to Landlord within fifteen (15) days of completion, such items shall be deemed approved by Tenant. As used in this Lease, "punchlist" means items which are not fully or correctly completed as of the Commencement Date, but which do not prevent Tenant from occupying and using the Premises for its permitted use. Other than the items specified in the punchlist, and subject to the Landlord's representations and warranties with respect to the Improvements in accordance with Paragraph 1.2 above, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises, the Building and the Property in their condition existing as of the Commencement Date; provided that in no event shall Tenant be deemed to have accepted responsibility for any latent defects. Notwithstanding the preceding sentence, any instances of noncompliance by the Building or the Premises with applicable laws, codes and ordinances existing as of the Commencement Date and any structural defects in the Building as of the Commencement Date shall be remedied by Landlord at its cost.

          1.4 Surrender of Premises. At the end of the term of this Lease or upon any earlier termination pursuant to this Lease, Tenant shall surrender the Premises to Landlord in substantially the same condition as existed when received, except for reasonable wear and tear, repairs for which Landlord is responsible under this Lease, damage or destruction covered by Paragraph 12 of this Lease, and condemnation covered by Paragraph 13 of this Lease. Notwithstanding anything to the contrary in the Lease, Tenant shall have no obligations to remove any work or improvements installed or constructed by Landlord (except for the ATM Facilities and any vault installed on the Premises), and all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall remain the property of Tenant, and may be removed by Tenant at any time during the Term of this Lease.

          1.5 Parking. Subject to Paragraph 1.6, Landlord shall provide Tenant nine (9) dedicated parking spaces in the parking lot on the Property behind the Building during the Lease Term, as may be extended hereunder.

          1.6 Third Floor Expansion. The third floor of the Building, consisting of approximately 2,250 square feet, is restricted to residential uses pursuant to Ordinance No. 4238 of the City of Palo Alto which designates the uses of Property pursuant to a Planned Community Zone. Tenant has been provided a copy of Ordinance No. 18.49 and Ordinance No. 4238 of the City of Palo Alto concerning permitted uses of the Premises. Provided that the City of Palo Alto amends Ordinance No. 4238 for the Property (within one year of the Commencement
Date) to convert the use of the third floor from residential uses to commercial uses (including bank and general office uses), the third floor shall become a portion of the Premises. If the third floor becomes a portion of the Premises, Tenant shall lease such space from Landlord in accordance with the terms of this Lease (including without limitation Landlord's obligation to provide a Tenant Improvement Allowance of $30 per rentable foot with respect to the third floor space, which shall be expended generally in accordance with Exhibit C attached hereto), except that (a) the timing of the parties' obligations under Exhibit C shall be appropriately adjusted based on the date of the amendment to Ordinance No. 4238, and (b) upon the commencement of the Lease Term with respect to the third floor, which shall occur upon substantial completion of the tenant improvements to be constructed therein in accordance with Exhibit C (the "Third Floor Commencement Date"), (1) the Premises shall consist of the entire Building, (2) Tenant's obligation to make the payments described in Paragraph
1.6 shall terminate, (3) the Monthly Base Rent shall increase from that in effect immediately prior to the Third Floor Commencement Date to an amount equal to the sum of (i) the Monthly Base Rent in effect immediately prior to the Third Floor Commencement Date,

Landlord's Initials ____                                  Tenant's Initials ____
plus (ii) the result obtained by multiplying the rentable square footage of the third floor by Two and 45/100 ($2.45) per rentable square foot, and (4) Tenant's Allocable Share shall increase to one hundred percent (100%); provided that Expiration Date of the Lease Term shall not be affected. Tenant may at its sole expense (with Landlord's cooperation) attempt to cause the City of Palo Alto to amend Ordinance No. 4238 to convert the use of the third floor of the Building from residential uses to commercial uses. Landlord shall cooperate with Tenant in Tenant's effort to so amend Ordinance No. 4238 by executing any reasonable application therefor requested by Tenant, and Landlord shall pay all in-lieu parking fees imposed under Ordinance No. 4238 in connection with the conversion of the third floor from residential uses to commercial uses; provided, however, that Landlord shall not be required to bear any other costs associated with such proposed amendment. Landlord shall not be required to either appeal any denial by the City Council of the City of Palo Alto, or file any lawsuit or threaten any legal action against the City of Palo Alto with respect to Ordinance
No. 4238.

          Landlord shall not lease the third floor of the Building to a party other than Tenant for the period from the Commencement Date until the date (the "Expansion Deadline") which shall be the earliest date of: (i) one year from the Commencement Date; (ii) the date of amendment of Ordinance No. 4238 to convert the use of the third floor from residential uses to commercial uses, and execution of the First Amendment to Commercial Lease; or (iii) the date of denial by the City Council of the City of Palo Alto of Landlord's application to amend Ordinance No. 4238 to convert the use of the third floor from residential uses to commercial uses.

     On the first day of each month from the Commencement Date until the last Expansion Deadline, Tenant shall pay to Landlord $2,500 per month as consideration for Landlord's making the third floor available to Tenant pursuant to this Paragraph 1.6. Tenant's payment obligation pursuant to the immediately preceding sentence for any partial month shall be prorated on the basis of a thirty (30) day month.

          1.7 Automated Teller Machine. Tenant shall have the right to install, repair, operate and use, at its sole cost and expense, one or more automated teller machines and other related equipment ("ATM Facilities") on the ground floor of the Building at a location mutually acceptable to Landlord and Tenant. All installation, repair, operation and use of the ATM Facilities shall be in accordance with applicable governmental rules and regulations and Tenant shall, with Landlord's cooperation as required, obtain such licenses, permits and approvals from the appropriate public and government authorities as necessary to install, repair, operate and use the ATM Facilities. Tenant shall provide adequate lighting and all other security precautions as are necessary to make the ATM Facilities area safe, and Tenant shall be responsible for all liability resulting therefrom.

     2. Term. This Lease shall begin on the Commencement Date and shall continue for a term of one hundred forty-four (144) months as stated in the Lease Summary, in accordance with the following:

          2.1 Commencement. The Commencement Date shall be the date of substantial completion of the Improvements. Notwithstanding the foregoing, the Commencement Date shall be the first day Tenant is open for business even if such date is earlier than the conditions set forth in the immediately preceding sentence. The Improvements shall be deemed "substantially completed" at such time as (i) utilities are available at the Premises, which in the City of Palo Alto is provided only when the improvements have been approved as finalized by the Chief Building Official for the City of Palo Alto, (ii) the architect supervising construction of the Improvements certifies that they are substantially complete in accordance with the plans and specifications therefor and in compliance with all applicable laws, codes, and regulations, subject only to punchlist defects that do not materially affect the Premises, and (iii) Tenant reasonably accepts the Improvements as complete in accordance with Exhibit B and Exhibit C of this Lease. Landlord shall advise Tenant, from time to time and in good faith, of the estimated completion date for the Improvements. Upon ascertaining the Commencement Date, the parties shall insert that date in the Lease Summary as the "Commencement Date," and initial the insertion. If the Commencement Date is other than the first day of a calendar month, then the Lease Term shall be the number of full months stated in the Lease Summary, beginning with the first day of the month following the Commencement Date.

          2.2 Postponement. It is anticipated that the Commencement Date shall be January 1, 1996. However, if the date of satisfaction of the events establishing the Commencement Date occurs later than January 1,

Landlord's Initials ____                                  Tenant's Initials ____

1996, the Commencement Date will be postponed without liability to either party or affecting the validity of the Lease; provided that if the date of satisfaction of the events establishing the Commencement Date occurs later than May 1, 1996, Tenant shall be entitled to one day of free rent following the Commencement Date for each day that elapses after May 1, 1996 until the Commencement Date. However, to the extent that the Commencement Date is delayed as a result of the acts or failures of Tenant as provided in Section l(c) of Exhibit C attached hereto (a "Tenant Delay"), the first day from which Tenant shall be entitled to free rent in accordance with the preceding sentence shall be deferred beyond May 1, 1996 by one day for each such day of Tenant Delay. Notwithstanding the foregoing, if Landlord is unable to deliver the Premises on or before August 1, 1996, Tenant may terminate this Lease by providing Landlord written notice of termination on or before August 15, 1996. However, to the extent that Landlord's inability to deliver the Premises by August 1, 1996 is as a result of a Tenant Delay, the day on which Tenant first shall have the right to terminate this Lease (and the date by which Tenant is required to give notice of termination) in accordance with the preceding sentence shall be deferred beyond August 1, 1996 (and August 15, 1996) by one day for each such day of Tenant Delay.

          2.3 Option to Extend. Tenant shall have two (2) options to extend the Lease Term for five (5) years each in accordance with Exhibit D-1 attached to this Lease. Rent during any option terms is set forth in Exhibit D-2.

          2.4 Conditions Precedent; Banking Approvals. The effectiveness of this Lease shall be conditioned upon Tenant receiving regulatory approval from the Office of the Comptroller of the Currency, the Federal Reserve Bank, and any other appropriate governmental agencies or bodies for its establishment of a branch office at the Premises. Tenant hereby represents and warrants that it already has submitted its application for such regulatory approval. If Tenant does not notify Landlord in writing of Tenant's satisfaction of the condition set forth in this Lease by September 14, 1995, Landlord shall return the Security Deposit to Tenant, and then this Lease shall be terminated and shall be of no further force or effect.

     3.   Rent.

          3.1 Payment of Rent. Tenant shall pay to Landlord the Base Rent as stated in the Lease Summary, without deduction, offset (except as otherwise provided herein), prior notice or demand, in advance on the first day of each calendar month of the term of this Lease. Rent shall be payable in lawful money of the United States to Landlord at such place as Landlord may designate in writing. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month. Upon satisfaction of the condition precedent specified in Paragraph 2.4, Tenant shall pay to Landlord the first month's Base Rent.

          The Base Rent shall be adjusted as of every second anniversary (i.e. every other year) of the Commencement Date (each a "Rental Adjustment Date") to reflect any increase in the cost of living. The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, for San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100), hereafter referred to as the "Index." The Index most recently published as of January 1, 1996 shall be considered the "Base." On each Rental Adjustment Date, the Base Rent shall be increased to an amount equal to the Base Rent multiplied by a fraction, the numerator of which is the Index as of the January 1 immediately proceeding such Rental Adjustment Date, and the denominator of which is the "Base." The parties acknowledge that the foregoing adjustment in Base Rent shall be made on the basis of the Index figures most recently published as of January 1 of every other year, regardless of whether the Commencement Date occurs on January 1 or on any other date in January. When the adjusted Base Rent is determined upon each Rental Adjustment Date, Landlord shall give Tenant written notice to that effect indicating how the new Base Rent figure was computed in accordance with this paragraph. In no event shall the adjusted Base Rent be less than one hundred four percent (104%) nor more than one hundred ten percent (110%) of the Base Rent during the month immediately preceding the Rental Adjustment Date. If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Landlord shall substitute in lie further of an index reasonably comparable to the Index referred to above which is then published by the Bureau of Labor Statistics, or successor or

LANDLORD'S INITIALS ____                                 TENANT'S INITIALS ____
similar governmental agency, or if no governmental agency then publishes an index, Landlord shall substitute therefor any comparable index then published by a reputable private organization.

          3.2  Expense Reimbursements.

               3.2.1 Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, as additional rent (the "Additional Rent");

                      3.2.1.1 Tenant's "Allocable Share" (as described in Paragraph 3.2(d)) of Operating Expenses, as set forth in Paragraph 6.3(b) herein;

                      3.2.1.2 Tenant's Allocable Share of all Real Property Taxes relating to the Property, as set forth in Paragraph 7.2 herein;

                      3.2.1.3 Tenant's Allocable Share of insurance premiums, as set forth in Paragraph 11.5, but not in excess of the premiums for insurance carried by landlords of other first-class institutional quality office buildings in Palo Alto ("Comparable Buildings"); and

                      3.2.1.4 All charges, costs and expenses which Tenant is required to pay hereunder, together with all late charges, interest, costs and expenses including attorneys' fees, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of Tenant's default or breach of this Lease.
                      3.2.1.5 The monthly payments of $2,500 respecting the third floor, as required of Tenant pursuant to Paragraph 1.6.

                      3.2.1.6 In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Base Rent.

                      3.2.1.7 From and after the Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month of the Lease Term an amount reasonably estimated by Landlord to be the monthly amounts attributable to clauses (i), (ii), and (iii) of Paragraph 3(a) (collectively, "Expense Reimbursements"). Within ninety (90) days following the end of each calendar year Landlord shall furnish Tenant a statement of the actual expenses incurred by Landlord in the calendar year and the payments made by Tenant with respect to such period, complete with all invoices, bills, copies of cancelled checks, and other evidence of expense substantiating all such expenses (such statement of actual Expense Reimbursements, together with all required substantiating documentation is referred to herein as the "Statement"). If Tenant's payments are less than the amount of the actual expenses properly allocable to Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If Tenant's payments exceed the actual expenses properly allocable to Tenant, Landlord shall offset the excess against the Base Rent and Additional Rent next thereafter to become due to Landlord; provided that if the Lease Term shall have expired, Landlord shall refund the excess to Tenant within thirty (30) days. The initial "Estimated Expense Reimbursements" for the Premises is set forth on the Lease Summary. The Estimated Expense Reimbursements may be adjusted by Landlord's providing thirty
(30) days written notice to Tenant of the changed Estimated Expense Reimbursements. Tenant shall have the right to audit Landlord's books and records to verify Expense Reimbursements for a period of up to one (1) year following receipt of Landlord's Statement. Such audit shall be conducted at Landlord's offices, during normal business hours, and on no less than ten (10) days prior written notice. Tenant's payment of any amount pursuant to this Paragraph 3.2(c) shall not preclude Tenant from later auditing the correctness of such payment.

                      3.2.1.8 Tenant's "Allocable Share" shall be that percentage computed by dividing the rentable square footage of the Premises by the rentable square footage of the entire Building (with each square footage being certified pursuant to Paragraph 1.1 above). Assuming that the first and second floors of the Building contain an aggregate of 6,000 rentable square feet and the third floor of the Building contains 2,250

Landlord's Initials ____                                  Tenant's Initials ____
rentable square feet, then for so long as the Premises do not include the third floor, Tenant's Allocable Share shall be equal to seventy-two and 73/100 percent (72.73%). If and at such time the Premises include the third floor of the Building, Tenant's Allocable Share shall be one hundred percent (100%).

          3.3 Late Payment Charge; Interest. If any installment of Rent, Additional Rent or any other sum due from Tenant is not received by Landlord within three (3) business days following Tenant's receipt of written notice of delinquency, Tenant shall pay to Landlord as liquidated damages an additional sum equal to five percent (5%) of the amount overdue (but not to exceed One Thousand Dollars ($1,000) for any single event of late payment) to compensate Landlord for reasonably foreseeable processing and accounting charges, and any charges that may be incurred by Landlord with regard to any financing secured by the Property. Notwithstanding the preceding sentence, if Landlord previously has delivered within the preceding twelve month period at least (2) two written notices of delinquency, then Tenant shall be obligated to pay the late charge described in the preceding sentence if Tenant fails to pay any installment of Rent, Additional Rent or any other sum due from Tenant within three (3) business days following the due date therefor. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount. In addition, any amount not paid by Tenant within three (3) business days following Tenant's receipt of written notice of delinquency shall bear interest at the lower of five percent (5%) per annum plus the then discount rate of the Federal Reserve Bank of San Francisco, or the highest rate then allowed by law (such lower rate is referred to herein as the "Interest Rate"), from the date due until paid in full. Notwithstanding the preceding sentence, if Landlord previously has delivered within the preceding twelve month period at least two
(2) written notices of delinquency, then Tenant shall be obligated to pay interest on any delinquent amount in accordance with the preceding sentence if Tenant fails to pay any such amount within three (3) business days following the due date therefor. Payment of such interest shall not excuse or cure any default by Tenant.

          3.4 Security Deposit. Upon execution of this Lease, Tenant shall deposit Security Deposit with Landlord as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder, Landlord may use or apply any portion of the Security Deposit to cure the default or to compensate Landlord for its damages from the default, in which event Tenant shall promptly deposit with Landlord the sum necessary to restore the Security Deposit to its original amount. Upon termination of this Lease, Landlord shall return to Tenant the Security Deposit or any balance thereof remaining after application thereof to remedy any then existing default by Tenant. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingle the Security Deposit with its general funds.

     4.   Uses.

          4.1 Use of the Premises. The Premises shall be used only for commercial banking (including the ATM Facilities) or general office purposes, and for no other purpose except with Landlord's prior written consent. Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged therefor or cause such insurance to be canceled. In this regard Landlord represents to Tenant that Landlord has no knowledge that Tenant's intended use of the Premises will cause an increase in the premium on Landlord's insurance or cause such insurance to be cancelled. Tenant will comply with all applicable laws and governmental regulations pertaining to its use of the Premises; provided that if such compliance requires that Changes (as defined in Paragraph 5) be made to any portion of the Building or Premises, Tenant shall have no obligation to make any such Change unless such Change is necessitated by Tenant's particular use of the Premises. Tenant will not cause any excessive loads to be placed upon the floor slabs or the walls of the Premises by the placement of its furnishings or equipment or otherwise. Tenant will commit no nuisance or waste on the Premises and will not cause any unreasonable odors, noise, smoke, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage the Property or any other person's property.

          4.2 No Exterior Uses. Except for parking spaces reserved for the exclusive use of Tenant and the ATM Facilities, no area outside of the Building or the exterior of the Building is leased to or may be used by

Landlord's Initials ____                                 Tenant's Initials ____

Tenant except for placement of signage in accordance with Paragraph 14. No rubbish containers may be stored outside of the Premises except in areas specifically identified by Landlord. No materials may be stored outside of the Premises by Tenant.

          4.3  Hazardous Materials.

               4.3.1 Tenant shall not cause or permit to be discharged from the Premises or the Building any materials identified by any federal, state, or local governmental body or agency as hazardous materials (collectively, "Hazardous Materials"), except substances customarily used in connection with the normal operation and maintenance of Comparable Buildings. Tenant shall at its sole expense comply with all applicable governmental rules, regulations, codes, ordinances, statutes and other requirements respecting Hazardous Materials in connection with Tenant's activities on or about the Premises or the Property. Tenant shall at its sole cost perform all clean-up and remedial actions which may be required of Tenant by any governmental authority pertaining to any discharge of such materials by Tenant.

               4.3.2 Tenant shall indemnify and hold Landlord harmless from all costs, claims, judgments, losses, demands, causes of action, proceedings or hearings, including Landlord's attorneys' fees and court costs, relating to the storage, placement or use of Hazardous Materials by Tenant on or about the Premises. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income resulting from Tenant's use, storage, or disposal of Hazardous Materials; (ii) all costs of clean-up or other alterations to the Premises necessitated by Tenant's use, storage, or disposal of Hazardous Materials; and
(iii) any diminution in the fair market value of the Property caused by Tenant's use, storage, or disposal of Hazardous Materials. The obligations of Tenant under this Paragraph 4.3 shall survive the expiration of the Lease Term.

               4.3.3 Landlord agrees to defend, indemnify and hold harmless Tenant, its officers, directors, employees and agent, from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation attorneys' fees, consultants' fees, litigation costs, and cleanup costs, asserted against or incurred by Tenant at any time and from time to time by reason of or arising out of the presence of any Hazardous Materials on the Premises not caused by Tenant, or arising out of the generation, storage, treatment, handling, transportation, disposal or release, other than by Tenant, of any Hazardous Material at or near the Premises. The foregoing obligation of Landlord shall survive the expiration or sooner termination of this Lease. Landlord has delivered the following reports to Tenant: correspondence from the Santa Clara County Water District to Edward Storm dated March 6, 1995 respecting Underground Storage Tank Case Closure-Independent BMW, 400 Emerson Street, Palo Alto, CA; Case No. 06S3W02d02f (the "Environmental Reports"). Landlord does not warrant the truth or accuracy of anything contained in the Environmental Reports, except that Landlord warrants and represents to Tenant to the best of Landlord's actual knowledge there is no Hazardous Material contamination of the Property, except as disclosed in the Environmental Reports.

     5. Alterations and Additions. Tenant shall not make any alteration, addition or utility installation (collectively "Changes") to the Premises without Landlord's prior written consent which will not be unreasonably withheld. Notwithstanding the immediately preceding sentence, Tenant shall have the right without Landlord's approval to make Changes within the interior of the Premises that do not affect the structure of the Building, provided that (i) such Changes do not exceed Twenty-Five Thousand Dollars ($25,000) in cost per project; (ii) prior to commencing such Changes, Tenant shall give written notice to Landlord specifying the work to be done and the area of the Premises affected by such work; and (iii) Tenant shall obtain all necessary governmental permits and approvals prior to commencing such work. In making any Changes hereunder, Tenant shall comply with all applicable building codes and other governmental requirements. In connection with giving its consent to a requested Changes, Landlord shall notify Tenant that such Change either (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant prior to the expiration or sooner termination of the Lease Term, or (ii) shall remain on the Premises at the end of the Lease Term and become the property of the Landlord. In making all Changes, Tenant shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom. Tenant shall not proceed to make any changes until five (5) days after receipt of Landlord's

Landlord's Initials ____                                  Tenant's Initials ____
written consent, in order that Landlord may post on the Premises appropriate notices to avoid any liability or liens by reason thereof.

    6.    Maintenance and Repair.

          6. 1 Tenant's Obligations. Except for those portions of the Building which Landlord is obligated to maintain and repair pursuant to Paragraph 6.2 below, Tenant, at its sole cost, shall maintain in first class condition and repair the non-structural portions of the Premises (latent defects excepted) and every part thereof. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner and within a time period reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid by Tenant promptly upon Landlord's presentation of reasonable evidence of the costs actually incurred.

          6. 2 Landlord's Obligations. Subject to Tenant's obligations pursuant to Paragraph 6.3, and the provisions of this Lease dealing with damage or destruction and condemnation, Landlord shall repair and maintain in good working order the roof, roof membrane, and all structural portions of the Premises and the Building, the heating, ventilation, air-conditioning and other equipment serving the Premises, the elevators, plumbing and electrical systems (including utility lines and conduits) and equipment, common areas, exterior surfaces or the Building, sidewalks, the parking lot and landscaping for the Building. Tenant hereby waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law. Notwithstanding the foregoing, if Landlord fails to perform its maintenance and repair obligations hereunder and, as a consequence, Tenant's use of the Premises is materially impaired, Tenant shall have the right to cause the necessary repairs to be performed and to seek reimbursement from Landlord for the cost thereof.

    6.3   Tenant's Obligation to Reimburse.

          6.3.1 Tenant shall pay Tenant's Allocable Share of all "Operating Expenses" (as defined below) as may be paid or incurred by Landlord during the term of this Lease. All Operating Expenses shall be prorated as of the Commencement Date and Expiration Date to reflect any portion of a calendar year occurring within the Lease Term.

          6.3.2 The term "Operating Expenses" shall mean all costs and disbursements which Landlord shall pay or become obligated to pay in connection with the insurance described in Paragraphs 11.3 and 11.4 below, the maintenance, repair and operation of the Property, including, but not limited to all labor, materials, supplies and services, including the cost of all maintenance contracts, used or consumed in performing Landlord's maintenance obligations hereunder provided such costs are incurred for the purpose of maintaining the Building as a first class building suitable for financial services use. Operating Expenses shall also include wages and salaries of all employees, accounting personnel, and consultants engaged in the operation, maintenance and security of the Building, including taxes, insurance and benefits relating thereto, prorated to the extent attributable to their involvement in the operation, maintenance and security of the Building (as compared to other projects in which they are involved). The cost of any capital improvements or expenditures made with respect to maintenance of the Building, including, without limitation, replacements of the roof membrane, or resurfacing, reglazing, or repainting of the Building exterior, or the costs of repairing and maintaining the structural portions of the Building shall be amortized in accordance with generally accepted accounting principles and such amortized cost shall be included in Operating Expenses. A fee for property management and general and administrative expenses incurred by Landlord in connection with such work equal to three percent (3%) of the Base Rent payable hereunder to Landlord shall be included; provided that in no event shall such fee exceed comparable fees charged by Landlords of Comparable Buildings. Operating Expenses shall also include all costs and disbursements which Landlord shall pay or become

Landlord's Initials ____                                  Tenant's Initials ____
obligated to pay in connection with the maintenance, repair and operation of the outside area of the Building, including landscaping costs.

          6.3.3 In addition to the foregoing, Tenant shall reimburse Landlord in full for any damages to the Premises or the Building which are caused by Tenant, its agents, employees or contractors but not repaired by Tenant or covered by insurance carried or required to be carried by Landlord pursuant to Paragraph 11.2.

    7.    Taxes.

          7.1 Tenant's Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant's estate in this Lease or Tenant's leasehold improvements, trade fixtures, furnishings, equipment and other personal property.

          7.2 Tenant's Obligation to Pay Real Property Taxes. Tenant shall pay Tenant's Allocable Share of "Real Property Taxes" (as defined in Paragraph 7.3 below) during the Lease Term; provided, however that Landlord reserves the right to adjust (and Tenant shall have the right to request an adjustment of)
Tenant's liability for Real Property Taxes respecting the Building to reflect the portion thereof which is equitably allocable to Tenant based on the tax assessor's worksheets. Tenant's liability to pay Real Property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a tax year included in the Lease Term at the commencement or expiration hereof.

          7.3 Definition. The term "Real Property Taxes" shall mean all taxes, general and special assessments, and other charges imposed by any taxing authority and levied against the Property or against Landlord by virtue of its ownership thereof or collection of rental income therefrom (excepting only estate taxes, inheritance taxes, and income taxes that are payable on nonrental as well as rental income). "Taxing authority" includes all entities having taxing or assessment authority by law or by virtue of any recorded instrument binding on the owner of the Property. General and special assessments shall be included within the meaning of "Real Property Taxes" only to the extent payable over the longest period of time permitted for the payment of such assessments. The foregoing notwithstanding, Tenant shall not be responsible for paying any portion of any increase in Real Property Taxes attributable to an increase in valuation resulting or arising by virtue of a change of ownership of the Property occurring during the first five (5) years of the Lease Term, and, during the second five (5) years of the Lease Term (i.e., Lease years 6-10), Tenant shall be obligated to pay its Allocable Share of increases in Real Property Taxes attributable to an increase in valuation resulting or arising by virtue of a change of ownership of the Property only with respect to the first such change in ownership which occurs during such second five (5) year period (i.e., Lease years 6-10). After the first ten (10) years of the Lease Term and during any Extended Term(s), Tenant shall pay Tenant's Allocable Share of any increase in Real Property Taxes attributable to an increase in valuation resulting or arising from a change in ownership of the Property occurring after the expiration of the first ten (10) years of the Lease Term or any Extended Term(s).

          7.4 Supplemental Assessments. Tenant shall be liable for Tenant's Percentage Share of Real Property Taxes of any supplemental assessments levied against the Property which are applicable to any portion of the Lease Term. Tenant's liability for supplemental assessments shall survive the expiration or earlier termination of the Lease Term. Tenant shall pay Landlord such amounts within thirty (30) days of Tenant's receipt of Landlord's invoice for supplemental assessments.

    8. Utilities and Services. Landlord shall provide water, gas, electricity, heating, ventilation, and air conditioning to the Premises, twenty-four (24) hours per day, seven (7) days per week, every day of the year. In addition, Landlord shall provide janitorial services to the Premises. Tenant shall pay for all costs of providing utility services to the Premises including, all charges for water, gas, electricity, refuse pickup, and all other utilities and services supplied or furnished to the Premises. Tenant shall make payment to the charging authority for all utilities that are separately metered to the Premises. All utilities and services shall be separately metered to the Premises, except for common area utilities and maintenance charges, which common area utilities and maintenance

Landlord's Initials ____                                  Tenant's Initials ____
charges shall be included in Operating Expenses. No failure or interruption of any such utilities or service shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder and Landlord shall not be liable to Tenant for any such failure or interruption unless caused by the willful misconduct of Landlord; provided that if the interruption in utility services is attributable to Landlord's failure to maintain the utility lines and conduits in accordance with Paragraph 6.2, and if the interruption in utilities renders the Premises untenable, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use and occupancy of the Premises, with such abatement to commence on the day that Tenant notifies Landlord of the interruption in utilities. Landlord shall not be responsible for providing any security protection for all or any portion of the Property and Tenant shall at its own expense provide or obtain any security services that it desires.

     9. Indemnity. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, and expenses, including attorneys' fees, arising from Tenant's use of the Premises or from any act permitted, or any omission to act, in or about the Premises or the Property by Tenant or its agents, employees, contractors, or invitees, or from any breach or default by Tenant of this Lease, or from any injury to person or property, except to the extent caused by Landlord's negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

    10. Waiver of Claims. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom, for damage to Tenant's property, or for injury or death of any other person in or about the Premises or the Property from any cause whatsoever, except to the extent caused by Landlord's negligence, willful misconduct or breach of this Lease.

    11.   Insurance.

          11.1 Tenant's Liability Insurance. Tenant shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the operation of Tenant's business and the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000), which amount shall be increased from time to time as reasonably required by Landlord. The policy shall contain cross liability endorsements (to the extent available on commercially reasonable terms) and shall insure performance by Tenant of the indemnity provisions of Paragraph 9 above. The limits of said insurance shall not limit the liability of Tenant hereunder.

          11.2 Tenant's Property Insurance. Tenant shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance, in an "all risk" form, insuring, for their full replacement value, Tenant's inventory, fixtures, equipment, personal property, and any leasehold improvements within the Premises installed by Tenant or unique to Tenant's particular use of the Premises. Tenant also shall obtain and maintain business interruption insurance in an amount not less than an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant's business due to fire or other casualty. Because Tenant must maintain property insurance pursuant to this Paragraph 11.2 to cover Tenant's inventory, fixtures, equipment, personal property, and any leasehold improvements within the Premises installed by Tenant or unique to Tenant's particular use of the Premises, and because of the waivers of subrogation set forth in Paragraph 11.6, Tenant hereby waives all claims against Landlord any loss, cost, liability, damage, or expense to Tenant's inventory, fixtures, equipment, personal property, and leasehold improvements within the Premises installed by Tenant or unique to Tenant's particular use of the Premises to the extent such loss, costs, liability, damage, or expenses are covered (or would have been covered) by the insurance carried (or required to be carried) by Tenant pursuant to this Paragraph 11.2, even if such loss, cost, liability, damage, or expense results from the negligent acts, omissions, or willful misconduct of Landlord or those of its agents, contractors, servants, employees or licensees.

          11.3 Landlord's Liability Insurance. Landlord shall maintain a policy of comprehensive general liability insurance in an amount of not less than two million dollars ($2,000,000) insuring Landlord (and

Landlord's Initials ____                                  Tenant's Initials ____
such other entities as designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Property with such coverage as Landlord may from time to time deem advisable.

          11.4 Landlord's Property Insurance. Landlord shall maintain a policy or policies of insurance covering loss or damage to the Property, including protection from rental loss and coverage for operating expenses resulting from loss or damage to the Building, and such other hazards (including earthquake) as are normally insured in the industry in such amounts and with such coverage as Landlord deems advisable, but in no event for less than 90% of replacement value (except for earthquake coverage). All proceeds under such policies shall be payable exclusively to Landlord. Because Landlord is required to maintain insurance on the Building pursuant to this Paragraph 11.4 and Tenant compensates Landlord for such insurance as part of Tenant's Allocable Share of Expense Reimbursements and because of the waivers of subrogation set forth in Paragraph 11.6, Landlord hereby waives all claims against Tenant for any loss, cost, liability, damage, or expense to any of the Building other than the Premises to the extent such loss, costs, liability, damage, or expenses are covered (or would have been covered) by the insurance carried (or required to be carried) by Landlord pursuant to this Paragraph 11.4, even if such loss, cost, liability, damage, or expense results from the negligent acts, omissions, or willful misconduct of Tenant or those of its agents, contractors, servants, employees or licensees.

          11.5 Insurance Premiums and Deductibles are "Operating Expenses". Premiums for any insurance obtained by Landlord pursuant to Paragraphs 11.3 and
11.4 and any deductible amounts (not to exceed One Thousand Dollars ($ 1,000)) payable in connection with such insurance shall be Expense Reimbursements, Any deductible amounts payable in connection with earthquake coverage, and all other deductible amounts in excess of S1,000 shall be paid by Landlord. Landlord may obtain such insurance for the Building separately, or together with other buildings and improvements which Landlord elects to insure together under blanket policies of insurance. In such case, Tenant shall be liable only for such portion of the premiums of such blanket policies as are allocable to the Premises as reasonably determined by the insurer of Landlord.

          11.6 Waiver of Subrogation. Tenant and Landlord each hereby waives, and shall cause their respective insurers to similarly waive, any and all rights of recovery against the other, or against the officers, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Landlord or Tenant hereunder.

          11.7 Insurance Policies. All of Tenant's insurance shall be primary insurance written in a form satisfactory to Landlord by companies acceptable to Landlord and shall specifically provide by endorsements reasonably acceptable to Landlord that such policies shall: (i) not be subject to cancellation or other change except after at least thirty (30) days' prior written notice to Landlord;
(ii) be primary insurance; (iii) specifically waive subrogation pursuant to this Lease. All liability policies maintained by Tenant hereunder shall name Landlord and Landlord's property management company as additional insured parties.
Copies of the policies or certificates evidencing the policies shall be deposited with Landlord on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage. Reasonably satisfactory evidence of payment of policy premiums shall be provided to Landlord upon request.

    12. Damage. Except as otherwise provided in this Paragraph 12, if any structural portion of the Premises that Landlord is obligated to maintain is damaged or destroyed by any cause, and if such damage is required to be insured against pursuant to Paragraph 11 above, then this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable diligence, subject to delays in the obtaining and disbursement of insurance proceeds and delays in repair caused by inclement weather, governmental action or inaction, and shortage of materials or services. From the date of the casualty until the restoration is completed, Tenant's obligation to pay Base Rent and Additional Rent shall be abated to the extent the damage and repair period interfere with Tenant's use of the Premises. If the damage is not required to be insured against, or if the damage occurs within the last nine (9) months of the Lease Term, either party may, at its option exercised by written notice to the other within thirty (30)

Landlord's Initials ____                                  Tenant's Initials ____
days of the date of the damage, elect to terminate this Lease as of the date of damage, and if neither party so elects, Landlord shall complete the repair at its expense. Within thirty (30) days following the date on which Landlord learns of any damage to the Premises, Landlord shall notify Tenant in writing as to the estimated time for repairing the damage. If Landlord reasonably estimates that the time required for repair of the Premises will exceed one (1) year, then either Landlord or Tenant shall be entitled to terminate this Lease as of the date of the damage by delivering written notice of termination to the other party within ten (10) days of Landlord's determination of the time required for repair. If Landlord elects to repair, Base Rent and Additional Rent will abate in the manner described above; other than the obligation to repair stated above, and Landlord shall have no liability to Tenant on account of the damage; provided that if the estimated time for completion of repairs exceeds six (6) months, or if the repairs are not completed within six (6) months (regardless of the time estimate for completion of the repairs), Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after receipt of the estimate, or the expiration of the six (6) month period, as the case may be, with any such termination effective as of the date of the casualty.

          12.1 Tenant's Property. Landlord's obligation to rebuild or restore shall not include Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

          12.2 Waiver. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases in the event of damage or destruction, and agrees that the parties' rights and obligations in such event shall instead be governed by this Lease.

    13. Condemnation. If any part of the Premises shall be taken for any public, or quasi-public use, under any statute or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is reasonably suitable for the conduct of Tenant's business, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part of the Premises remaining after such taking bears to the value of the entire Premises prior to such taking. If all of the Premises, or such part thereof be taken so that there does not remain a portion reasonably suitable for the conduct of Tenant's business, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to the Landlord. Notwithstanding any provision to the contrary contained herein, Tenant shall have the right to make a separate claim against the appropriate governmental authority for condemnation proceeds allocable to the unamortized costs of the leasehold improvements made at the cost of Tenant, the removal of Tenant's trade fixtures or removable personal property, and relocation expenses if and only to the extent that such separate claim does not diminish Landlord's condemnation award.

    14. Advertisements and Signs. Tenant shall not place or maintain any sign, advertisement, notice or other marking whether temporary or permanent in nature upon or about the Premises or the Property without the approval of the City of Palo Alto and the prior written consent of Landlord. The Landlord's consent shall not be unreasonably withheld.

    15. Entry by Landlord. Landlord and its agents shall have the right to enter the Premises on reasonable written or oral notice (except in an emergency) to Tenant at the Premises only for the purpose of inspecting the same, showing the Premises to prospective purchasers or others, posting notices of non-responsibility, or making repairs, alterations or additions to any portion of the Building (but not to the Premises, except when Landlord is required to do so by this Lease or by law). Notwithstanding the preceding sentence, Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with ten (10) days' prior written notice of the specific date and time of such Landlord inspection. In making any entry pursuant to this Paragraph 15, Landlord shall minimize its interference with Tenant's use and occupancy to the extent reasonable under the circumstances surrounding such entry. Landlord and its agents may, at any time within

Landlord's Initials ____                                  Tenant's Initials ____
ninety (90) days prior to the expiration of the lease term, place upon Premises "For Lease" signs and, on reasonable written or oral notice to Tenant at the Premises only, exhibit the Premises to prospective tenants.

    16.   Assignment and Subletting.

          16.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in the Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to deny consent if (a) the use to be made of the Premises by the proposed assignee or sublessee would be prohibited by any other term of this Lease; or (b) the character, reputation and financial condition of the proposed assignee or sublessee are not satisfactory to Landlord. Notwithstanding the foregoing, Tenant may assign this Lease at any time, or sublease all or part of the Premises, without receipt of Landlord's consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which is under common control with Tenant, or which entity controls, directly or indirectly, Tenant ("Affiliate"), or which owns or is owned by the Affiliate, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease.

          16.2 Documentation. Prior to any assignment or sublease, Tenant shall
(a) provide to Landlord the proposed assignee's or sublessee's name, address, financial statements for the previous three (3) years, (if available) and copies of all documents relating to Tenant's proposed assignment or sublease, and (b) shall specify all monies and other consideration to be received by Tenant for such assignment or sublease. In circumstances where Landlord's prior consent is required, within ten (10) days after the receipt of such documentation, Landlord shall either (a) consent in writing to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or (b) notify Tenant in writing that Landlord refuses such consent, in which event Landlord shall specifically identify its reasons for denial. In the event Landlord fails to deliver such written notice within the required period, consent to the proposed sublease or assignment shall be deemed approved.

          16.3 Terms and Conditions. In connection with any proposed assignment or sublease, Tenant shall pay Landlord's reasonable processing costs and attorneys' fees (not to exceed One Thousand Dollars ($1,000)), regardless of whether Landlord consults to such assignment or sublease. Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord's prior written consent. Each assignee or sublessee shall agree to perform all of the obligations of Tenant hereunder and shall acknowledge that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable for all obligations and liabilities of Tenant under this Lease.

          16.4 Landlord's Remedies. Any assignment or sublease without Landlord's prior written consent where such consent is required shall at Landlord's election be void, and shall constitute a default under this Lease. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 16 with respect to any subsequent assignment or sublease.

    17.   Default.

          17.1 Event of Default. The occurrence of any of the following events (an "Event of Default") shall constitute a default and breach of this Lease by
Tenant:

               17.1.1 The failure by Tenant to make any payment of rent or any other required payment, as and when due, and such failure shall not have been cured within ten ( 10) days after written notice thereof from Landlord;

               17.1.2 Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to

Landlord's Initials ____                                  Tenant's Initials ____

Tenant; provided that where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues all reasonable efforts to complete said cure until completion thereof;

               17.1.3 Tenant's assignment of its assets for the benefit of its creditors; the filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises.

          17.2 Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other remedies now or hereafter provided by law or equity:

               17.2.1 Landlord shall be entitled to keep this Lease in full force and effect and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

               17.2.2 Landlord may terminate Tenant's right to possession by giving Tenant written notice of termination, whereupon this Lease and all of Tenant's rights in the Premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent accrued.

    In the event this Lease is terminated pursuant to this Paragraph 17.2(b), Landlord may recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to: (i) The cost of recovering possession of the Premises; (ii) Expenses of reletting, including necessary renovation and alteration of the Premises; (iii) Reasonable attorneys' fees, any real estate commissions actually paid and that portion of any leasing commission paid by Landlord applicable to the unexpired term of this Lease; (iv) The worth at the time of award of the unpaid rent which had been earned at the time of termination; (v) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; (vi) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and (vii) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

    The "worth at the time of award" of the amounts referred to in subparagraphs (iv) and (v) of this Paragraph 17.2(b) shall be computed by allowing interest at the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (vi) of this Paragraph 17.2(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

          17.3 No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

          17.4 Landlord's Right to Perform Tenant's Obligations. If Tenant shall at any time fail to perform any obligation required of Tenant hereunder, and provided Tenant has been provided a thirty (30) day notice from Landlord concerning such obligation, then Landlord may, at its option, perform such obligation to the extent Landlord deems desirable, and may pay any and all reasonable expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord's rights or remedies,

Landlord's Initials ____                                  Tenant's Initials ____
or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord's payment thereof. Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default by Tenant in the payment of rent.

          17.5 Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.

          17.6 Termination, Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to relet the Premises, an action in unlawful detainer or service of notice upon Tenant or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay rent or other sums due hereunder or terminate this Lease, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord's option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and sublessees of its election within fifteen (15) days after such surrender.

          17.7 Landlord's Default. In the event of any failure by Landlord to perform any of Landlord's obligations under this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If a default by Landlord remains uncured after the expiration of the thirty (30) day period (except for obligations of Landlord which reasonably require greater than thirty
(30) days to fulfill, and provided Landlord has initiated performance of any such obligation within such thirty (30) day period and has thereafter diligently acted to fulfill any such obligation), then Landlord shall be deemed in default of this Lease. Upon such a default by Landlord, Tenant may exercise any of its rights provided in law or at equity and shall have the right, but not the obligation, to cure any such default and, in such event, to receive reimbursement from Landlord for the costs incurred by Tenant to cure such default, including legal fees and expenses, plus interest thereon at the Interest Rate.

    18. Effect of Conveyance. The term "Landlord" as used in this Lease, means only the current owner(s) of the Building so that in the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the Landlord hereunder from and after the date of such sale (except such obligations arising before the date of such sale), and the transferee shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder arising from and after said date. Notwithstanding the preceding sentence, no transferor Landlord shall be relieved its obligation to return the Security Deposit to Tenant in accordance with Paragraph 3.4 unless and until such transferor Landlord delivers the full Security Deposit to the transferee Landlord.

    19.   Instruments Required by Lender. Upon written request from
Landlord, Tenant agrees to forthwith execute and deliver to Landlord, such instruments, including a current statement of Tenant's financial condition, as may be reasonably required by any mortgagee or holder of a deed of trust or other encumbrance on the Property.

    20. Estoppel Certificates. Each party ("Certifying Party") shall, from time to time, within ten (10) days after receipt from the other party ("Requesting Party") of written request therefor, deliver a duly executed and acknowledged and factually accurate estoppel certificate to the Requesting Party certifying: (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and stating all such modifications; (ii) whether or not there is then existing any claim by the Certifying Party of default hereunder by the Requesting Party and, if so, specifying the nature thereof; and (iii) the dates to which the rent and other charges payable hereunder by Tenant have been paid.

Landlord's Initials ____                                  Tenant's Initials ____

    21. Subordination, Attornment and Quiet Enjoyment. Prior to the Commencement Date, Landlord shall deliver to Tenant an agreement executed by any existing lender providing that so long as Tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the lender shall terminate this Lease and the lender (and/or its successor in interest to the Property) will honor this Lease and perform Landlord's obligations hereunder. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, any other instrument of security, or ground lease which shall be placed on the Property, provided that the lender or other security holder ("Lender") executes a non-disturbance agreement with Tenant providing that so long as Tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the Lender shall terminate this Lease and the Lender (and/or its successor in interest to the Property) shall be obligated to honor this Lease and perform Landlord's obligations hereunder. This subordination is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that may be required by any Lender under any security instrument for the purpose of subjecting and subordinating this Lease to the lien of such instrument, provided that as a condition to executing such instrument, Tenant may require Lender to execute a non-disturbance agreement with Tenant providing that so long as Tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the Lender shall terminate this Lease and the Lender (and/or the Lender's successor in interest to the Property) shall be obligated to honor this Lease and perform Landlord's obligations hereunder. Tenant shall attorn to any third party purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises, as if such third party had been named as Landlord under this Lease. So long as Tenant timely pays all Base Rent and Additional Rent and all other sums due under this Lease and timely performs all of its obligations and covenants under this Lease, Tenant shall have and hold quiet possession of the Premises without interference by Landlord or anyone claiming by, through or under Landlord, subject, however, to all of the provisions of this Lease.

    22. Notices. All notices, demands or requests to be given to Tenant or Landlord shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed (a) to Tenant at the Premises, with a copy to Cupertino National Bank & Trust, 20230 Stevens Creek Boulevard, Cupertino, CA 95014, Attn: Chief Financial Officer, or (b) to Landlord at such address as it may from time to time designate to Tenant in writing. Each such notice, demand or request shall be deemed to have been received by Tenant or Landlord upon actual delivery.

    23. No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of Base Rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest Base Rent or other sum due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of Base Rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or other sums, or Landlord's right to pursue Landlord's remedies.

    24. Attornevs' Fees. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively, an "Action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the "Prevailing Party" shall be entitled to recover from the other party as a part of such action or in a separate action brought for that purpose, its reasonable attorneys' fees and costs and expenses incurred in connection with the prosecution or defense of such action. "Prevailing Party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination. In addition, each party agrees to reimburse the other party for all of such other party's legal fees and expenses incurred in the enforcement and protection of all of such other party's rights under the Lease and applicable laws, whether or

Landlord's Initials ____                                  Tenant's Initials ____
not an action has been brought, including reasonable attorneys' fees and costs incurred in any out-of-court settlement or in connection with the filing of a bankruptcy petition by or against the first party.

    25. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over after the expiration of the Lease Term, with the express written consent of Landlord, shall be construed to be a tenancy from month to month, at a monthly rental of one hundred ten percent (110%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified.

    26. Landlord Liability. Tenant agrees that if Landlord shall fail to perform any covenant or obligation on its part to be performed, and as a consequence thereof, or if on any other claim by Tenant concerning the Premises or this Lease, Tenant shall recover a money judgment against Landlord, then such judgment shall be satisfied only out of Landlord's estate in the Property, including sales proceeds, insurance proceeds, and rent, and Landlord shall have no personal or further liability whatsoever with respect to any such default or judgment.

    27. Offset of Rent Due to Remedial Costs. If (a) Tenant is prevented from using the Premises or any portion thereof for five (5) consecutive business days or ten (10) days in any twelve (12) month period (the "Period of Impaired Use") as a result of Landlord's failure to maintain and repair the Building and the Premises in accordance with its obligations as set forth herein, or as a result of any repair, maintenance or alteration performed by Landlord after the Commencement Date and required by the Lease which interferes with Tenant's use of the Premises, or as a result of any failure to provide services or access to the Premises, or because of the presence of Hazardous Materials in or on the Building, the Premises or the Property resulting from the acts or omissions of Landlord which pose a health risk to occupants of the Premises, and (b) Tenant takes remedial action to enable Tenant to fully use the Premises, and (c) Landlord fails to reimburse Tenant for the costs and expenses incurred by Tenant in performing such remedial action (plus any litigation costs, including attorneys fees, incurred by Tenant is pursuing legal action to obtain such reimbursement) (collectively, "Remedial Costs") for a period of one (1) year after Tenant first incurs any Remedial Costs, then Tenant shall be entitled to both (i) an offset of the unreimbursed Remedial Costs against Tenant's obligation to pay Base Rent and Additional Rent on a dollar-for-dollar basis, and (ii) an abatement or reduction, as the case may be, of Base Rent and Additional Rent for a period of time equal to the Period of Impaired Use, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises; provided that if and to the extent Tenant is unable to effectively conduct its business (and does not conduct its business) in the entire Premises because Tenant is prevented from using a portion of the Premises as a result of the circumstances described above, then the Rent and Additional Rent for the entire Premises shall be abated for a period of time equal to the time period that Tenant is unable to effectively conduct (and does not conduct) its business in the entire Premises.

    28. Right of First Refusal to Purchase. If at any time prior to the Expiration Date (as the same may be extended pursuant hereto), Landlord offers the Property for sale, or receives an offer to purchase the Property, Tenant shall have the first right (the "Right of First Refusal") to purchase the Property on the terms hereinafter set forth. Any agreement, contract, or other instrument ("Purchase and Sale Agreement") providing for sale, conveyance or other transfer of the Property shall contain a provision stating that the Purchase and Sale Agreement is subject to Tenant's Right of First Refusal and shall be null and void as between Landlord and the proposed transferee if, within ten (10) business days following Tenant' receipt of the fully executed Purchase and Sale Agreement, Tenant exercises its Right of First Refusal in accordance with the terms hereof, thereby obligating Tenant to purchase the Property on the same terms and conditions as set forth in the Purchase Agreement. Tenant shall exercise the Right of First Refusal, if at all, within ten (10) business days following receipt of the fully executed Purchase and Sale Agreement by notifying Landlord in writing of such exercise and depositing with the escrow agent specified in the Purchase and Sale Agreement any deposit called for therein within the time frames set forth therein. Promptly following Tenant's exercise of the Right of First Refusal, Landlord and Tenant shall execute a purchase and sale agreement directly between them containing the same terms and conditions as set forth in the Purchase and Sale Agreement, and the parties shall proceed to close escrow thereunder in good faith. The parties' failure to execute any such direct purchase and sale agreement shall not affect their respective rights and obligations

Landlord's Initials ____                                  Tenant's Initials ____
hereunder, and each shall be bound by the terms of the Purchase and Sale Agreement as if it were executed by them. If Tenant does not exercise the Right of First Refusal in accordance herewith, Landlord may sell, convey, or otherwise transfer the Property to the proposed transferee specified in the Purchase and Sale Agreement, but only on the terms specified therein. Landlord may not sell, convey or otherwise transfer the Property on any other terms, and before attempting to do so, Landlord shall first submit the Property to Tenant for its right to purchase pursuant to this Right of First Refusal. The Right of First Refusal shall have no application, however, with respect to a transfer of the Property to the constituent partners of Landlord as of the date hereof, or any family trust established by such partners.

    29.   General Provisions.

          29.1 Entire Agreement. This instrument, together with the exhibits attached hereto, constitutes the entire agreement made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          29.2 Timeliness. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor.

          29.3 Consent. Whenever the provisions of this Lease provide that the consent of the party must be obtained, except as otherwise specifically provided, such party agrees to act reasonably and in a timely manner in determining whether to grant or withhold its consent.

          29.4 Captions. The captions of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto and shall have no effect upon the construction or interpretation of any part hereof.

          29.5 California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

          29.6 Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect.

          29.7 No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant.

          29.8 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable under the Lease.

          29.9 Binding on Successors. The covenants and conditions herein contained, subject to the provisions as to assignment, shall apply to and be binding upon the parties hereto and their respective successors in interest.

          29.10 Authority. The parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

          29.11 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease, entitle Tenant to any reduction of rent or impose any liability upon Landlord.

Landlord's Initials ____                                 Tenant's Initials ____

          29.12 Brokers. Landlord agrees to pay a brokerage commission to Premier Properties Management, Inc., a California corporation. Neither Landlord nor Tenant have engaged any other broker, finder or agent. Each party hereby agrees to indemnify and hold the other harmless from any claims for commissions arising from its dealings with any other broker or agent.

          29.13 Force Majeure. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, inability to procure materials, restrictive governmental laws or regulations, delay by the other party hereto or other cause without fault and beyond the control of the party obligated to perform (financial inability excepted), then upon notice to the other party, the performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equal to the period of such delay; provided, however, the party so delayed or prevented from performing shall exercise good faith efforts to remedy any such cause of delay or cause preventing performance, and nothing in this Section shall excuse Tenant from the prompt payment of any rental or other charges required of Tenant except as may be expressly provided elsewhere in this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the dates specified below immediately adjacent to their respective signatures. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the Premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.

                                    "LANDLORD"

                                    400 Emerson Associates, a California Limited
                                    Partnership


                                    By:
                                       Edward D. Storm
                                    Its: General Partner

                                    Date:


                                    "TENANT"

                                    Cupertino National Bank & Trust, a
                                    California corporation


                                    By:________________________________
                                       Steven C. Smith
                                    Its: Chief Financial Officer

                                    Dated:

Landlord's Initials ____                                  Tenant's Initials ____

                                   EXHIBIT A
                                   ---------

                                   PREMISES
                                   --------






Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit A Page 1

                                   EXHIBIT B
                                   ---------

                              SHELL IMPROVEMENTS
                              ------------------

     1.   Landlord's Construction.

          Landlord shall cause to be constructed, at Landlord's sole expense, the following improvements to the Building which shall be referred to as the "Shell Improvements".

          (a) The building shall be completed in accordance with all plans, specifications and drawings as prepared by DES Architects and Engineers dated _________________ including all amendments thereto as of the date of this Lease (the "Plans"). Tenant has received a full set of the Plans.

          (b) Landlord shall install on the roof of the Building HVAC equipment in amounts sufficient to heat and cool the space so as to satisfy reasonable requirements for office space on the second floor, and retail banking on the first floor. The HVAC equipment shall be installed, and operable, with main ducting extending to each of the floors comprising the Premises, but shall not be distributed throughout the Premises. Distribution of the HVAC shall be an element of the Tenant Improvements, but any heat transfer shall be a part of the Shell Improvements.

          (c) Landlord shall provide a smooth floor surface for Tenant ready for placement by Tenant of Tenant's flooring in accordance with the Plans.

          (d) Landlord shall provide Tenant an electrical power panel of 120/208 at a location to be agreed to by Landlord and Tenant. From this panel, a subpanel shall be provided at each floor of the Premises. Any further distribution of electrical service shall be an element of the Tenant Improvements.

          (e) Landlord shall provide two handicap-accessible toilet rooms on each of the first and second floors (or fewer if requested by Tenant) at a location to be agreed to by Landlord and Tenant. The floor shall be of a high quality sheet vinyl material and walls of simple tile, marlite or comparable materials. Any upgrade of the bathrooms shall be an element of the Tenant Improvements.

          (f) The Landlord shall provide fine sprinkler runs with no "drop heads." Drop heads shall be an element of the Tenant Improvements.

          (g) The surface of all walls the Plans and in the Premises shall be sheetrocked and taped but not textured as an element of the Shell Improvements.

          (h) The stairs and elevator and elevator lobby shall be completed and finished as an element of the Shell Improvements.

Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit B Page 1

                                   EXHIBIT C
                                   ---------

                              TENANT IMPROVEMENTS
                              -------------------



      1.  Construction of Tenant Improvements.

          1.2  Definitions.

               1.2.1 The term "Tenant Improvements" shall mean those improvements that Landlord is obligated to construct in the Building pursuant to plans and specifications developed therefor in accordance with Paragraph 1(b) below.

               1.2.2 The term "Tenant Improvement Costs" shall mean those actual amounts (1) paid to contractors for labor and materials furnished pursuant to any construction contract entered into by Landlord to construct the Tenant Improvements pursuant to Paragraph 1(c) below; (2) paid to governmental authorities or agencies for all necessary governmental permits, licenses, inspections and approvals related to the Tenant Improvements; (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements by Landlord's team (note: Tenant will retain its own architect to prepare plans for the Tenant Improvements, but Landlord's team will review such plans); and (4) premiums for course of construction insurance and completion bonds relating only to construction of the Tenant Improvements.

               1.2.3 The term "Tenant Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Tenant Improvement Costs, which amount is Thirty Dollars ($30) per rentable square foot of the Premises or One Hundred Eighty Thousand Dollars ($180,000).

               1.2.4  Procedure and Time Schedules.

                      1.2.4.1 Approval of Plans. On or before August 1, 1995, Tenant shall prepare and deliver to Landlord for Landlord's approval preliminary plans and specifications for the Tenant Improvements that Tenant wants Landlord to construct for Tenant's use in the Building. Within ten (10) business days after receipt thereof, Landlord shall approve such plans or deliver to Tenant its specific written objections to such plans. Landlord shall not unreasonably withhold its approval of the preliminary plans and specifications submitted by Tenant. If Landlord so disapproves such plans, then the parties shall confer and negotiate in good faith as expeditiously as possible to reach agreement on the preliminary plans and specifications. As soon as the preliminary plans and specifications are approved by both Landlord and Tenant, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements that are consistent with and are logical evolutions of the preliminary plans and specifications approved by the parties. As soon as such final plans, specifications and working drawings are completed, Tenant shall deliver the same to Landlord for its approval, which shall not be unreasonably withheld. If Landlord does not respond within five (5) business days after receipt of such final plans with either its written approval thereof or its specific written objections thereto, such final plans shall be deemed approved. In all events, the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval as soon as reasonably practicable. As soon as approved by Landlord and Tenant, each of whose approval shall not be unreasonably withheld, Landlord shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. Immediately after all such governmental approvals have been obtained, four (4) copies of such final plans, specifications and working drawings shall be initialed and dated by Landlord and Tenant. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Paragraph 1(b)(iii) below, shall be referred to herein as the "Approved Plans." Landlord shall deliver to Tenant a copy of the Approved Plans within five (5) days after receipt of all necessary governmental approvals.

Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit C Page 1

                      1.2.4.2 Contractors. The Tenant Improvements shall be constructed by a general contractor designated by Landlord and approved by Tenant. All subcontracts in excess of Ten Thousand Dollars ($10,000) shall be competitively bid, with a minimum of three (3) bids. If the final estimate of Landlord to build the Tenant Improvements in accordance with the Approved Plans would result in Tenant Improvements Costs in excess of the sum of the Tenant Improvement Allowance plus One Hundred Thousand Dollars ($100,000) (the "Cost Ceiling"), then upon the request of Tenant (which must be made, if at all, within five (5) days after Tenant's receipt from Landlord of Landlord's final estimate of costs), Landlord and Tenant shall confer in good faith to modify the Approved Plans to reduce such estimate so that such costs will be reduced to an amount not greater than the Cost Ceiling. All parties shall use their best efforts to complete the preparation and approval of the Approved Plans so that construction contracts may be executed on or before August 1, 1995.

                      1.2.4.3 Changes To Approved Plans for Tenant Improvements. Once the Approved Plans have been finally approved by Landlord and Tenant as provided above, then thereafter neither party shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, and shall become effective and a part of the Approved Plans once approved in writing by both parties.

                      1.2.4.4 Commencement and Completion of the Tenant Improvements. As soon as (1) the Approved Plans have been prepared as provided above, and (2) all necessary governmental approvals have been obtained, then Landlord shall thereafter commence construction of such improvements and shall diligently prosecute such construction to completion, using its best efforts so that the Tenant Improvements may be substantially completed by January 1, 1996. Such improvements shall be constructed by Landlord in a good and workmanlike manner, in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority.

                      1.2.4.5 Payment of Cost of Tenant Improvements. Landlord shall pay all Tenant Improvements Costs up to an amount equal to the Tenant Improvement Allowance. After the Tenant Improvement Allowance has been completely exhausted, then, to the extent the Tenant Improvement Costs exceed such allowance, Tenant shall pay the entire amount of such excess within five
(5) days of written demand by Landlord therefor accompanied by a bill or other reasonable evidence of the amount thereof.

               1.2.5 Delay In Completion Caused By Tenant. The parties hereto acknowledge that the Commencement Date may be delayed because of the acts or failures of Tenant, including, among other things:

                      1.2.5.1 Tenant's failure to submit plans for the Tenant Improvements on or before the date specified in Paragraph 1(b)(i) above, or to promptly review and approve plans for the Tenant Improvements submitted by Landlord;

                      1.2.5.2 Tenant's request for special materials, finishes, or installations which are not readily available;

                      1.2.5.3 Change orders requested by Tenant and approved by Landlord; or

                      1.2.5.4 Interference with Landlord's Work caused by Tenant or by Tenant's agents or representatives.

Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit C Page 2

     It is the intent of the parties hereto that the Commencement Date not be delayed by any of the foregoing causes or by any other act of Tenant, and in the event it is so delayed, then the Lease Term shall commence as of the date it would otherwise have commenced absent said delay cause by Tenant.





Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit C Page 3

                                  EXHIBIT D-1
                                  -----------

                             OPTION TO EXTEND TERM
                             ---------------------


     Options to Extend Term.

     1.   Options.  At the expiration of the original one hundred forty-four
(144) month term hereof (the "Expiration Date"), Tenant may extend the term of this Lease for two additional periods, each for a term of five (5) years (each an "Extended Term"), the first commencing immediately following the Expiration Date (the "First Extended Term") and the second period commencing immediately following the expiration of the First Extended Term (the "Second Extended Term"). Tenant shall exercise each such option, if at all, by giving Landlord written notice of Tenant's exercise of the option at least nine (9) months but no more than eighteen (18) months prior to the Expiration Date or the expiration of the First Extended Term, as the case may be. In no event shall any purported exercise of such option by Tenant be effective if Tenant is in default of any material term, covenant, agreement or obligation on its part under this Lease during the period from the date Tenant exercised its option hereunder up to and including the commencement of the subject Extended Term. Tenant's options hereunder shall include any space which Tenant has elected to Lease on the third
(3rd) floor of the Building pursuant to Paragraph 1.6 of the Lease. Each Extended Term shall be upon all of the terms and conditions hereof, except that the Base Rent shall be adjusted as set forth on Exhibit D-2.

     2. Additional Tenant Improvement Allowance. If Tenant exercises its option to extend the term of this Lease for the First Extended Term, Landlord shall provide to Tenant a tenant improvement allowance of Eight Dollars ($8) per rentable square foot of the Premises, to be used by Tenant to fund the cost of improvements and alterations to the Premises. This additional tenant improvement allowance shall be paid to Tenant within thirty (30) days following Tenant's delivery to Landlord of reasonably satisfactory proof of the cost of such alterations and improvements to the Premises incurred after the seventh
(7th) year of the initial Lease Term. Tenant may expend such tenant improvement allowance (and receive payment therefor) in increments of less than the full amount thereof, provided that the full amount of such tenant improvement allowance is expended prior to the commencement of the third (3rd) year of the First Extended Term.

Landlord's Initials ____                                  Tenant's Initials ____

                              Exhibit D-1 Page 1

                                  EXHIBIT D-2
                                  -----------

                            RENT FOR EXTENDED TERM
                            ----------------------


     1. Extended Term Rent. Upon Tenant's exercising either of its options to extend the term of this Lease, the monthly Base Rent for the Extended Term shall be subject to negotiation between Landlord and Tenant, with an effort to determine a fair market rental for the Premises, as improved and subject to the rental adjustment set forth in Subparagraph 2 of the Exhibit D-2 and the Tenant's responsibility for its "Allocable Share'' of Operating Expenses and Real Property Taxes pursuant to this Lease. In the event the parties fail to agree upon the amount of the monthly Base Rent for either Extended Term on or before one hundred fifty (150) days prior to commencement thereof, the monthly Base Rent for such Extended Term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Base Rent for either Extended Term be less than ninety percent (90%) the monthly Base Rent payable hereunder for the last full month of the Lease term immediately preceding commencement of such Extended Term.

     In the event it becomes necessary under this paragraph to determine the fair market monthly Base Rent by appraisal, one hundred fifty (150) days prior to commencement of the Extended Term, Landlord and Tenant each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA") and shall be experienced in the appraisal of rental value for commercial properties in the Palo Alto area, and such appraisers shall each determine the fair market monthly Base Rent for the Premises taking into account the value of the Premises and the amenities provided by the Building, the annual adjustments of Base Rent provided for hereinabove, and prevailing comparable rentals; provided, however, that in their determination of fair market rent the appraisers shall not take into account improvements to the Premises provided or installed by Tenant which Tenant would be entitled to remove upon expiration of the term pursuant to the terms of this Lease. Such appraisers shall, within forty-five (45) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly Base Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental, the average of two shall be controlling. If said fair market monthly Base Rent varies by more than five percent (5%) of the higher rental, said appraisers, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall be similarly qualified and experienced. Such third appraiser shall, within forty-five (45) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market monthly Base Rent determined by the third appraiser for the Premises shall be averaged with whichever of the other two appraised values is closest to that determined by the third appraiser, and said average shall be the fair market rent used to determine Base Rent pursuant to the preceding paragraph. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this paragraph shall be borne equally by Landlord and Tenant.

     Notwithstanding the foregoing, in the event Base Rent as determined by arbitration for the first lease year of either Extended Term is not acceptable to Tenant, Tenant shall be entitled to rescind the exercise of its option to extend the term by notifying Landlord in writing of said rescission within ten
(10) days of receiving notification of the arbitrators' final determination of Base Rent. If Tenant fails to notify Landlord in writing of said rescission within said ten (10) day period, Tenant shall be deemed to have accepted the arbitrator's determination of Base Rent.

Landlord's Initials ____                                  Tenant's Initials ____

                              Exhibit D-2 Page 1

If Tenant rescinds the exercise of its option to extend the Term pursuant to this paragraph, the then term of this Lease shall be modified so that it shall expire nine (9) months from Landlord's receipt of Tenant's rescission notice. Base Rent during any extended period of the term resulting from the extension specified in the preceding sentence shall be the same as in final lease year of the then term of this Lease.

     2. Annual Adjustments During Each Extended Term. On the anniversary date of the first day of any Extended Term, the rent shall be adjusted in accordance with the last paragraph of Paragraph 3.1 of the Lease.

Landlord's Initials ____                                  Tenant's Initials ____

                              Exhibit D-2 Page 2

                                   EXHIBIT E
                                   ---------

                             THIRD FLOOR PREMISES
                             --------------------




Landlord's Initials ____                                  Tenant's Initials ____

                               Exhibit E Page 1